Exhibit 23.7









                            CONSENT OF H. E. RICHESON


         Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person about to become a director of Community Bankshares Incorporated, a Virginia corporation (the "Company"), in the Joint Proxy Statement constituting a part of the Company's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission pursuant to the Act.

Dated:  April 10, 1997

                                                     /s/ H. E. Richeson
                                                     H. E. Richeson